UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

ENERGY TRANSFER EQUITY, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	001-32740	30-0108820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX	75219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 981-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2010, Ralph S. Cunningham resigned from the Board of Directors of LE GP, LLC (“LE GP”), the general partner of Energy Transfer Equity, L.P. (the “Partnership”), effective immediately. Dr. Cunningham’s decision to resign from the board of LE GP was not due to any disagreement with the Partnership or LE GP relating to the operations, practices or policies of the Partnership.

Dr. Cunningham is a Director and the President and Chief Executive Officer of EPE Holdings, LLC (“EPE Holdings”), which is the general partner of Enterprise GP Holdings, L.P. (“EPE”). EPE owns approximately 17.5% of the outstanding common units of the Partnership and a non-controlling membership interest in LE GP. EPE has no contractual right to appoint a director to the LE GP board and, therefore, no replacement for Dr. Cunningham is currently expected to be named following his resignation from the LE GP board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.

	By:	LE GP, LLC, its general partner

Date: November 9, 2010
/s/ John W. McReynolds

John W. McReynolds President and Chief Financial Officer